UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 23, 2008

LIBERTY ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room B, Second Floor, M-10, Central (W.) Shenzhen High-Tech Park Shenzhen 518057 People’s Republic of China
(Address of Principal Executive Offices)

86 755 26012223
Registrant's Telephone Number, Including International Code and Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On May 12, 2008, the Company, SinoHub Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of the Company (the “Principal Stockholder”) entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub agreed to merge with and into SinoHub, with SinoHub being the surviving corporation (the "Merger").

On May 14, 2008, we completed the Merger and issued to the former stockholders of SinoHub 64,015,000 shares of the Company’s Common Stock in exchange for all the outstanding shares of SinoHub capital stock and the Company assumed options exercisable for an additional 1,713,078 shares of its Common Stock. At the closing, the Company also issued 1,785,000 shares of common stock to certain consultants for services rendered in connection with the Merger (“Consultant Shares”).  Immediately following the Merger, the Company had 70,000,000 shares of common stock outstanding and options exercisable for an additional 1,713,078 shares of common stock.  The original stockholders of the Company now hold approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the former SinoHub stockholders including the Consultant Shares now hold approximately 94% of the Company’s issued and outstanding shares of common stock.

As a result of this acquisition, on May 23, 2008, the Company’s former independent accountant, Michael J. Larsen, PC, was formally dismissed as auditors for the Company and Jimmy C.H. Cheung & Co., Certified Public Accountants was engaged as the principal accountant to audit the financial statements of the Company. The Company’s Board of Directors believed it was appropriate to engage Jimmy C. H. Cheung & Co., Certified Public Accountants as the Company’s auditors because Jimmy C. H. Cheung & Co., Certified Public Accountants were the auditors for SinoHub, Inc. and, therefore, familiar with the historical financial statements of SinoHub, Inc. and its subsidiaries.

The reports of Michael J. Larsen, PC on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years, and through the date of dismissal, there have not been any disagreements between the Company and Michael J. Larsen, PC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Michael J. Larsen, PC would have caused Michael J. Larsen, PC to make reference thereto in its reports on the Company’s audited financial statements, nor have there been any “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Michael J. Larsen, PC with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission. The Company requested that Michael J. Larsen, PC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosure made herein.  A copy of the letter from Michael J. Larsen, PC confirming its agreement with the disclosures made herein is attached as Exhibit 16.1 hereto.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Report:

16.1 — Letter from Michael J. Larsen, PC to the Securities and Exchange Commission dated May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Liberty Alliance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ALLIANCE, INC.

Date: May 23, 2008
/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer